UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

COGNITION THERAPEUTICS, INC.

(Name of Registrant as Specified in its Charter)
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Fee computed on table in Exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2500 Westchester Ave.
Purchase, New York 10577
2022 ANNUAL MEETING OF STOCKHOLDERS
To be Held on June 10, 2022
April 25, 2022
Dear Stockholder:
We are pleased to invite you to attend Cognition Therapeutics, Inc.’s 2022 Annual Meeting of Stockholders, or the Annual Meeting, which will be held at 9:00 a.m., Eastern Time, on Friday, June 10, 2022. The Annual Meeting will be held in virtual meeting format only. You will not be able to attend the Annual Meeting physically. We believe that the virtual meeting format enables stockholders to attend and participate from any location around the world at no cost, provides for cost savings to Cognition Therapeutics, Inc., and reduces the environmental impact of our Annual Meeting. The Annual Meeting can be accessed via the Internet at: www.virtualshareholdermeeting.com/CGTX2022.
Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of 2022 Annual Meeting of Stockholders, or the Notice, and 2022 Annual Meeting Proxy Statement, or the Proxy Statement. Other than the proposals described in the Proxy Statement, our Board of Directors is not aware of any other matters to be presented for a vote at the Annual Meeting. We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet.
Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Notice and Proxy Statement.
If you have any questions with respect to voting, please contact our Chief Financial Officer, James M. O’Brien, at (412) 481-2210.
Sincerely,
/s/ Lisa Ricciardi

Lisa Ricciardi
President, Chief Executive Officer and Director
THIS PROXY STATEMENT AND ENCLOSED PROXY CARD ARE
FIRST BEING MADE AVAILABLE ON OR ABOUT APRIL 25, 2022.

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
Dear Stockholders:
NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders of Cognition Therapeutics, Inc., or the Annual Meeting, will be held on Friday, June 10, 2022, at 9:00 a.m. Eastern Time. The Annual Meeting will be held in a virtual meeting format only. We are holding the meeting for the purpose of considering and acting upon:
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The election of the two director nominees that are set forth in the attached 2022 Annual Meeting Proxy Statement, or the Proxy Statement, to serve as Class I directors, whose term will expire in 2025;

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The ratification of the appointment of Ernst & Young LLP, or EY, as our independent registered public accounting firm for the 2022 fiscal year; and

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Any other matters that may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of 2022 Annual Meeting of Stockholders, or the Notice.
MEETING INFORMATION
Date:	June 10, 2022
Time:	9:00 a.m.
Location:	Via the Internet www.virtualshareholdermeeting.com/CGTX2022
Record Date:	You can vote if you were a stockholder of record on April 14, 2022.
Your vote matters. Whether or not you plan to virtually attend the Annual Meeting, please ensure that your shares are represented by voting, signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States.
By Order of the Board of Directors
/s/ Jack A. Khattar

Jack A. Khattar
Chairman of the Board
April 25, 2022
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 10, 2022. This Proxy Statement and the proxy card are being furnished to our stockholders on or about April 25, 2022. This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available to holders of our common stock at www.proxyvote.com. If you would like to receive, without charge, a paper copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including the financial statements, please send your request to Cognition Therapeutics, Inc., 2500 Westchester Ave., Purchase, New York 10577, Attn: Chief Financial Officer.

SUMMARY INFORMATION
To assist you in reviewing this year’s proposals, we call your attention to the following proxy summary. This is only a summary; please review this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, or the 2021 Annual Report, in full.
2022 Annual Meeting of Stockholders
Time and Date	Record Date	Location
9:00 a.m., Eastern Time Friday, June 10, 2022	April 14, 2022	Via the Internet www.virtualshareholdermeeting.com/CGTX2022
Summary of Stockholder Voting Matters
Proposal		For More Information	Board of Directors Recommendation
Proposal 1: Election of Class I Directors for a Three-Year Term Expiring in 2025		Page 30	✓ FOR Each Nominee
Peggy Wallace	Ellen B. Richstone
Proposal 2: Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2022		Page 31	✓ FOR
Our Director Nominees
You are being asked to vote on the election of Peggy Wallace and Ellen B. Richstone as Class I directors, each to serve for a three-year term expiring at our 2025 Annual Meeting of Stockholders. The number of members of our Board of Directors, or the Board, is currently set at six members and is divided into three classes, each of which has a three-year term and consists of two directors.
The term of office of our Class I directors expires at the Annual Meeting. The Board has nominated Peggy Wallace and Ellen B. Richstone for re-election at our Annual Meeting to serve until the 2025 Annual Meeting of Stockholders and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. Directors are elected by a plurality of the votes cast by our stockholders at the Annual Meeting. The two nominees receiving the most “FOR” votes (among votes properly cast online at the meeting or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted “FOR” the election of Peggy Wallace and Ellen B. Richstone. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.
Name	Age	Director Since	Occupation	Independent	Committee Memberships
					AC	CC	NCGC
Peggy Wallace	65	2016	Managing Partner of Golden Seeds Funds	Yes	M		M
Ellen B. Richstone	70	2021	Former Executive	Yes	C		M
AC = Audit Committee	CC = Compensation Committee	C = Chair
NCGC = Nominating and Corporate Governance Committee		M = Member

i

CORPORATE GOVERNANCE HIGHLIGHTS
The following table summarizes our current Board structure and key elements of our corporate governance framework:
Governance Item
Size of Board (set by the Board)	6
Number of Independent Directors	5
Independent Chairman of the Board	Yes
Board Self-Evaluation	Annual
Review of Independence of Board	Annual
Independent Directors Meet Without Management Present	Yes
Voting Standard for Election of Directors in Elections	Plurality
Diversity of Board background, gender, experience and skills	Yes
RECENT CORPORATE HIGHLIGHTS
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Completed an upsized initial public offering, or IPO, with a full exercise of the underwriters’ overallotment option resulting in aggregate gross proceeds from the IPO of approximately $52 million.

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Awarded a $13.6 million grant from the National Institute on Aging, or NIA, to supplement the ongoing Phase 2 SHINE (COG0201) study of CT1812 for the treatment of people with mild-to-moderate Alzheimer’s disease.

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Awarded a $30.0 million grant from the NIA, which will support the planned Phase 2 clinical trial of CT1812 in dementia with lewy bodies, or DLB.

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Awarded grant from the Michael J. Fox Foundation to develop therapeutics for neurodegenerative disorders.

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Appointed Ellen B. Richstone to the Board and as chair of the Board’s audit committee.

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Appointed Anthony Caggiano, M.D., Ph.D. to the newly combined position of Chief Medical Officer and head of R&D to oversee the completion of Phase 2 clinical trials of CT1812 for the treatment of mild-to-moderate Alzheimer’s disease and initiate proof-of-concept trials in dry age-related macular degeneration, or dry AMD, and DLB and advancing preclinical compounds into investigational new drug, or IND, enabling studies for the treatment of neurodegenerative indications such as Parkinson’s disease.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022	31
OTHER INFORMATION	32
OTHER MATTERS	32
REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING	32
STOCKHOLDER COMMUNICATIONS TO THE BOARD	32
AVAILABILITY OF MATERIALS	33
PROXY STATEMENT
This Proxy Statement, with the enclosed proxy card, is being furnished to stockholders of Cognition Therapeutics, Inc. in connection with the solicitation by our Board of proxies to be voted at the Annual Meeting and at any postponements or adjournments thereof. The Annual Meeting will be held on Friday, June 10, 2022, at 9:00 a.m., Eastern Time, via the Internet at www.virtualshareholdermeeting.com/CGTX2022.
This Proxy Statement and the enclosed proxy card are first being furnished to our stockholders on or about April 25, 2022. The Notice of Internet Availability of Proxy Materials being mailed to the stockholders is not part of the Proxy Statement.

GENERAL INFORMATION ABOUT THE MEETING
PROXY SOLICITATION
Our Board is soliciting your vote on matters that will be presented at the Annual Meeting and at any adjournment or postponement thereof. This Proxy Statement contains information on these matters to assist you in voting your shares.
This Proxy Statement and the proxy card are being furnished to our stockholders on or about April 25, 2022. This Proxy Statement and our 2021 Annual Report are available to holders of our common stock at www.proxyvote.com. If you would like to receive, without charge, a paper copy of our 2021 Annual Report, including the financial statements, please send your request to Cognition Therapeutics, Inc., 2500 Westchester Ave., Purchase, New York 10577, Attn: Chief Financial Officer.
STOCKHOLDERS ENTITLED TO VOTE
All stockholders of record of our common stock at the close of business on April 14, 2022, or the Record Date, are entitled to receive the Notice and to vote their shares at the Annual Meeting. As of that date, 22,597,907 shares of our common stock were outstanding. Each share is entitled to one vote on each matter properly brought to the meeting.
VOTING METHODS
You may cast your vote in any of the following ways:

MAIL	INTERNET	PHONE	ONLINE AT THE MEETING
Mailing your signed proxy card or voter instruction card.	Using the Internet at www.proxyvote.com.	Calling toll-free from the United States, U.S. territories and Canada to +1 (800) 690-6903.	You can vote at the meeting at www.virtualshareholder meeting.com/CGTX2022.
HOW YOUR SHARES WILL BE VOTED
In each case, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted “FOR” each of the proposals. If you are the record holder of your shares, you may revoke or change your vote any time before the proxy is exercised. To do so, you must do one of the following:
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Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote will be counted. You may not revoke or change your vote over the Internet or by telephone after 11:59 p.m., Eastern Time, on June 9, 2022.

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Sign a new proxy card and submit it by mail, which must be received no later than June 9, 2022. Only your latest dated proxy card will be counted.

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Give our Chief Financial Officer written notice before or during the meeting that you want to revoke your proxy.

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Virtually attend the Annual Meeting at www.virtualshareholdermeeting.com/CGTX2022. Virtually attending the Annual Meeting will not by itself revoke a previously granted proxy.

If your shares are held by your broker, bank or other holder of record as a nominee or agent (i.e., the shares are held in “street name”), you should follow the instructions provided by your broker, bank or other holder of record.

Deadline for Voting.   The deadline for voting by telephone or Internet, other than by virtually attending the Annual Meeting, is 11:59 p.m. Eastern Time on June 9, 2022. If you are a registered stockholder and virtually attend the Annual Meeting, you may deliver your vote online during the Annual Meeting. “Street name” stockholders who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares.
BROKER VOTING AND VOTES REQUIRED FOR EACH PROPOSAL
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice has been forwarded to you by your broker, bank or other holder of record who is considered the stockholder of record of those shares. As the beneficial owner, you may direct your broker, bank or other holder of record on how to vote your shares by using the proxy card included in the materials made available or by following their instructions for voting on the Internet.
A broker non-vote occurs when a broker or other nominee that holds shares for another does not vote on a particular proposal because the nominee does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares. The following table summarizes how broker non-votes and abstentions are treated with respect to our proposals:
Proposal	Votes Required	Treatment of Abstentions and Broker Non-Votes	Broker Discretionary Voting
Proposal 1: Election of Class I Directors for a Three-Year Term Expiring in 2025	Plurality of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	No
Proposal 2: Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2022	Majority of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	Yes
QUORUM
We must have a quorum to conduct business at the Annual Meeting. A quorum consists of the presence at the Annual Meeting, either attending the meeting virtually or represented by proxy, of the holders representing a majority of the voting power of the outstanding shares of our common stock entitled to vote. For the purpose of establishing a quorum, abstentions, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, and broker non-votes are considered stockholders who are present and entitled to vote, and count toward the quorum. If there is no quorum, the holders representing the majority of the voting power of shares of capital stock virtually attending the Annual Meeting or represented by proxy or the presiding officer of the meeting may adjourn the Annual Meeting to another date.
PROXY SOLICITATION COSTS
We pay the cost of soliciting proxies. Proxies will be solicited on behalf of our Board by mail, telephone, and other electronic means or in person. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

BOARD OF DIRECTORS
Our Board has nominated Peggy Wallace and Ellen B. Richstone for re-election as Class I directors at our Annual Meeting to hold office until our 2025 Annual Meeting of Stockholders.
Our Board is our ultimate decision-making body, except with respect to those matters reserved to the stockholders. Our Board selects the members of our senior management team, who in turn are responsible for our day-to-day operations. Our Board acts as an advisor and counselor to senior management and oversees its performance.
Our Board currently consists of directors divided into three classes, with each class holding office for a three-year term. Peggy Wallace and Ellen B. Richstone, current Class I directors, have been nominated by our Board for election at the Annual Meeting for three-year terms that will expire at the 2025 Annual Meeting of Stockholders and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, our Nominating and Corporate Governance Committee will recommend to our Board a replacement nominee. Our Board may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for her replacement.
BOARD STRUCTURE AND COMPOSITION
The Nominating and Corporate Governance Committee is responsible for recommending the composition and structure of our Board and for developing criteria for Board membership. This committee regularly reviews director competencies, qualities and experiences, with the goal of ensuring that our Board is comprised of an effective team of directors who function collegially and who are able to apply their experience toward meaningful contributions to our business strategy and oversight of our performance, risk management, organizational development and succession planning.
Our Amended and Restated Bylaws, or Bylaws, provide that the number of members of our Board shall be fixed by our Board from time to time. Our Board is currently fixed at six members and is divided into three classes with staggered three-year terms. The Nominating and Corporate Governance Committee is responsible for identifying individuals that it believes are qualified to become Board members.
CRITERIA FOR BOARD MEMBERSHIP
The Nominating and Corporate Governance Committee has identified certain criteria that it will consider in identifying director nominees. Important general criteria and considerations for Board membership include:
General Criteria
✓ Ability to contribute to our Board’s range of talent, skill and experience to provide sound and prudent guidance with respect to our strategy and operations, including, but not limited to:
✓ Experience in life sciences and biotechnology fields,
✓ Financial expertise,
✓ Knowledge about our business or industry, and
✓ Experience in leadership roles in preclinical and clinical stage biotechnology companies.
✓ Personal integrity and ethical character, commitment and independence of thought and judgment;
✓ Capability to fairly and equally represent our stockholders;

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Confidence and willingness to express ideas and engage in constructive discussion with other Board members and management, to actively participate in our Board’s decision-making process and make difficult decisions in our best interest;

✓ Willingness and ability to devote sufficient time, energy and attention to the affairs of us and our Board; and
✓ Lack of actual and potential conflicts of interest.

The Nominating and Corporate Governance Committee also considers, on an ongoing basis, the background, experience and skills of the incumbent directors that are important to our current and future business needs, and evaluates the experience and skills that would be valuable in new Board members.
SELECTION OF CANDIDATES
Director Skill Set Considerations
In recruiting and selecting Board candidates, the Nominating and Corporate Governance Committee takes into account the size of our Board, the skills and experience of each candidate, and how those skills complement us and the current Board. The Nominating and Corporate Governance Committee also considers a wide range of additional factors including other positions the director or candidate holds, including other boards of directors on which he or she serves, and the independence of each director and candidate, to ensure that a substantial majority of our Board is independent.
Board Commitment to Diversity
Board diversity and inclusion is critical to our success. While we do not have a formal policy on Board diversity, our Board is committed to building a Board that consists of the optimal mix of skills, expertise, and diversity capable of effectively overseeing the execution of our business and meeting our evolving needs, with diversity reflecting gender, age, race, ethnicity, background, professional experience and perspectives. The Nominating and Corporate Governance Committee considers the value of diversity on our Board in evaluating director nominees. Accordingly, the Nominating and Corporate Governance Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on our Board.
As presently constituted, our Board represents a deliberate mix of members who have a deep understanding of our business as well as members who have different skill sets and points of view. We are particularly proud of the gender diversity on our Board, which includes three board members who self-identify as female, including our Chief Executive Officer and the Chair of the Audit Committee.
The recently adopted listing requirements of Nasdaq Global Market, or Nasdaq, require each listed smaller reporting company to have, or explain why it does not have, at least two diverse directors on the board, including at least one diverse director who self-identifies as female. Nasdaq permits the second diverse director to include an individual who self-identifies as one or more of the following: female, LGBTQ+ or an underrepresented minority. Our current board composition is in compliance with this requirement. Each term used above and in the matrix below has the meaning given to it in Nasdaq Listing Rule 5605(f).
The matrix below provides certain highlights of the composition of our Board members based on self-identification:

Board Diversity Matrix (As of April 25, 2022)
Total Number of Directors: 6
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose
Directors	3	3	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—
Potential Director Candidates
On an ongoing basis, the Nominating and Corporate Governance Committee will consider potential director candidates identified on its own initiative, as well as candidates referred or recommended to it by other directors, members of management, search firms, stockholders and others (including individuals seeking to join our Board). Stockholders who wish to recommend candidates may contact the Nominating and Corporate Governance Committee in the manner described in “Stockholder Communications to the Board.” Stockholder nominations must be made according to the procedures required under our Bylaws and described in this Proxy Statement under the heading “Requirements for Submission of Stockholder Proposals for Next Year’s Annual Meeting.” Stockholder-recommended candidates and stockholder nominees whose nominations comply with these procedures and who meet the criteria referred to above will be evaluated by the Nominating and Corporate Governance Committee in the same manner as the Nominating and Corporate Governance Committee’s nominees.
BOARD OVERSIGHT OF COMPANY CULTURE AND ENVIRONMENTAL, SOCIAL AND GOVERNANCE HIGHLIGHTS
Our Board is committed to fostering a strong culture of compliance and ethical conduct and has structured its committees and their activities to support its commitment. Our Board supports management’s promotion of a corporate culture of integrity, ethical behavior and compliance with laws and regulations and for ensuring that our culture and strategy are aligned. Our Board expects all directors, as well as officers and employees, to conduct themselves in a manner consistent with our Code of Business Conduct and Ethics, or the Code of Conduct, and our values. Our Board believes that a strong culture of integrity, ethics and compliance is fundamental to the conduct of our business, and is necessary for effective risk management, maintaining investor trust, and successful corporate governance.
We understand corporate responsibility is essential for good governance because it strengthens the accountability of our Board and management team. We view Environmental, Social and Governance, or ESG, initiatives as long-term value drivers for us and our stockholders. Our focus on and commitment to ESG is tied to our belief that achieving and sustaining business excellence goes hand-in-hand with strong corporate leadership and stewardship. Our Board is primarily responsible for overseeing our corporate strategy, which includes the oversight of ESG matters that impact our business and related risks. Though our current ESG initiatives are broad, we continue to focus on our people, culture and strong corporate governance.
The following is a summary of our current ESG policies and practices:
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Independent Committees:   Each of our committees consist entirely of independent directors.

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Regularly Held Executive Sessions:   The independent directors of our Board meet separately in executive session on a regular basis to discuss matters relating to us and our Board, without members of the management team present.

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Code of Conduct:   All of our directors, officers and employees are subject to the Code of Conduct, which is available on our website at https://cogrx.com.

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Human Capital Management:   We are committed to the health and welfare of our employees. We support the development of our employees with a competitive compensation and benefits package, internal advancement, and individualized development opportunities.

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Diversity and Inclusion:   We strive to create a workplace culture that supports a diverse, multi-cultural workforce, treats individuals fairly, and provides an inclusive environment where all employees are empowered to contribute and succeed.

In each of the director nominee and continuing director biographies that follow, we highlight the specific experience, qualifications, attributes and skills that led our Board to conclude that the director nominee or continuing director should serve on our Board at this time.

DIRECTOR NOMINEES
CLASS I DIRECTORS — PRESENT TERMS EXPIRING AT THE ANNUAL MEETING AND PROPOSED TERMS TO EXPIRE IN 2025
Peggy Wallace
Age: 65 Director Since: 2016	Committee Memberships: Audit; Nominating and Corporate Governance	Other Public Directorships: None
Ms. Wallace has served as member of our Board since September 2016. Ms. Wallace has been the Managing Partner of Golden Seeds Funds, an investment company, since 2008. From 2011 to 2021 she also served as Co-Chief Executive Officer of Golden Seeds, LLC. Since 2006, Ms. Wallace has been a member of the board of directors of Chromis Technologies, a fiber optic products supplier. Ms. Wallace received her Bachelor of Arts from George Washington University.
Skills & Qualifications: We believe that Ms. Wallace is qualified to serve on our Board due to her extensive business experience and experience in venture capital and the life science industry.
Ellen B. Richstone
Age: 70 Director Since: 2021	Committee Memberships: Audit (Chair); Nominating and Corporate Governance	Other Public Directorships: Superior Industries International, Inc.; Orion Energy Systems, Inc.; and eMagin Corporation
Ms. Richstone has served as a member of our Board since November 2021. She served as the Chief Financial Officer of several public and private companies between 1989 and 2012, including Rohr Aerospace, a Fortune 500 company. From 2002 to 2004, Ms. Richstone was the President and Chief Executive Officer of the Entrepreneurial Resources Group. From 2004 until its sale in 2007, Ms. Richstone served as the financial expert on the board of directors of American Power Conversion, an S&P 500 company. Ms. Richstone currently serves on the board of directors of Superior Industries International, Inc. (NYSE: SUP), Orion Energy Systems, Inc. (NASDAQ: OESX), and eMagin Corporation (NYSE: EMAN). Ms. Richstone was also previously a member of the board of directors of BioAmber from May 2014 to November 2018; Parnell Pharmaceutical from December 2015 to December 2016; and Eveywhere Global from November 2014 to June 2015. She also sits on the board of the National Association of Corporate Directors (NACD) in New England, as well as other non-profit organizations, and became a NACD Leadership Fellow in January 2018. In April 2013, Ms. Richstone was given the first annual Distinguished Director Award from the Corporate Directors Group. Ms. Richstone graduated from Scripps College in Claremont, California and holds graduate degrees from the Fletcher School of Law and Diplomacy at Tufts University. Ms. Richstone also completed the Advanced Professional Certificate in Finance at New York University’s Graduate School of Business Administration and attended the Executive Development program at Cornell University’s Business School. Ms. Richstone holds an Executive Master’s Certification in director governance from the American College of Corporate Directors.
Skills & Qualifications: We believe Ms. Richstone’s financial expertise and extensive company board and executive experience make her well qualified to serve on our Board.

CONTINUING DIRECTORS
CLASS II DIRECTORS — TERMS EXPIRING AT THE 2023 ANNUAL MEETING OF STOCKHOLDERS
Aaron Fletcher, Ph.D.
Age: 42 Director Since: 2015	Committee Memberships: Compensation (Chair)	Other Public Directorships: Cue Biopharma; SKW Holdings Corporation; and TFF Pharmaceuticals
Dr. Fletcher has served as a member of our Board since July 2015. In 2014, Dr. Fletcher founded Bios Partners, LP, a biotech venture capital firm, and has served as its Managing Partner since then. In 2012, Dr. Fletcher founded Bios Research, LLC, a financial services firm that provides public equity research in the healthcare space tailored to institutional firms and large family offices. He also currently serves as a director of Cue Biopharma (NYSE: CUE) since October 2019, SKW Holdings Corporation (NASDAQ: SWKH) since August 2019, TFF Pharmaceuticals (NASDAQ: TFFP) since March 2018 where he serves as the chairman of the board, AbiliTech Medical, Inc. since November 2016, Actuate Therapeutics, Inc. since January 2015 where he serves as the chairman of the board, and LTI since August 2014. Dr. Fletcher has also served as a professor at Dallas Baptist University since 2008, where he teaches biochemistry, bioethics and cell biology. Dr. Fletcher holds a BS in Biology from York College and received his Ph.D. in Biochemistry from Colorado State University.
Skills & Qualifications: We believe that Dr. Fletcher is qualified to serve on our Board due to his extensive business experience and board membership in venture capital and life science companies.
Lisa Ricciardi
Age: 62 Director Since: 2019	Committee Memberships: None.	Other Public Directorships: None.
Ms. Ricciardi has served as our Chief Executive Officer and President since March 2020 and as a member of our Board since March 2019. From July 2018 to October 2019, she served as CEO of Suono Bio, a biotech company based on Langer Labs (MIT) technology. Prior to her position at Suono Bio, Ms. Ricciardi was a retained executive for BioBusiness Links from November 2015 to June 2018 where she performed interim operating executive and advisory board roles. She served as the Senior Vice President, Global Corporate & Business Development of Foundation Medicine from July 2014 to November 2015, and Senior Vice President, US and International Business Development of Express Scripts from October 2010 to October 2012 and in both cases, led deal teams to sell the two companies. Ms. Ricciardi was in the commercial division of Pfizer Inc., taking three drugs to launch before being appointed by the Chairman to run Global Business Development. Ms. Ricciardi previously served on the boards of Contrafect (NASDAQ: CFRX), Chimerix (NASDAQ: CMRX), United Drug Healthcare Group, PLC (LSE: UDG) and Sepracor (NASDAQ: SEPR). She was appointed as the executive in residence at Columbia Technology Ventures in January 2020. Ms. Ricciardi earned a Bachelor of Arts degree cum laude in English and Religion from Wesleyan University and an MBA from the University of Chicago Booth School of Management.
Skills & Qualifications: We believe that Ms. Ricciardi is qualified to serve on our Board due to the valuable experience she brings in her capacity as our Chief Executive Officer and President along with her extensive experience and knowledge of our industry.

CLASS III DIRECTORS — TERMS EXPIRING AT THE 2024 ANNUAL MEETING OF STOCKHOLDERS
Jack A. Khattar
Age: 60 Director Since: 2020	Committee Memberships: Nominating and Corporate Governance (Chair); Compensation	Other Public Directorships: Supernus Pharmaceuticals, Inc.; scPharmaceuticals Inc.
Mr. Khattar has served as member of our Board since July 2020 and was appointed chairman in April 2021. Mr. Khattar founded Supernus Pharmaceuticals, Inc., a pharmaceutical company (NASDAQ: SUPN), in 2005 and has served as its President, Chief Executive Officer, Secretary and director since then. Since June 2016, Mr. Khattar has served as a member of the board of directors of scPharmaceuticals Inc., a pharmaceutical company (NASDAQ: SCPH), and has served as its chairperson since June 2016. From 1999 to 2005, Mr. Khattar served in various positions during that time as a board member, President and Chief Executive Officer of Shire Laboratories Inc., the drug delivery subsidiary of Shire plc. From 1999 to 2004, he also served as a member of Shire plc’s Executive Committee. Prior to that, Mr. Khattar served as an executive officer and the chairman of the Management Committee at CIMA Labs Inc., a drug delivery company where he was also responsible for business development, corporate alliances and strategic planning. Prior to joining CIMA in 1995, Mr. Khattar held several marketing and business development positions at Merck & Co., Novartis International AG, Playtex and Kodak Company in various locations, including the United States, Europe and the Middle East. Mr. Khattar currently serves on the board of Navitor Pharmaceuticals, Inc., a private company, since 2020 and Supernus Pharmaceuticals (Nasdaq: SUPN) since 2005. He previously served on the board of Rockville Economic Development, Inc. from 2003 to 2013 and Prevacus, Inc., a privately held development stage biotechnology company from 2015 to 2020. Mr. Khattar has also served on the Advisory Board of New Rhein Healthcare, a private equity firm, since 2019. Mr. Khattar earned his degrees in Marketing with a BBA from American University of Beirut and an MBA from the Wharton School of the University of Pennsylvania..
Skills & Qualifications: We believe that Mr. Khattar is qualified to serve on our Board due his leadership, executive, managerial, business and pharmaceutical company experience, along with his more than 30 years of industry experience in the development and commercialization of pharmaceutical products.
Brett P. Monia, Ph.D.
Age: 60 Director Since: 2020	Committee Memberships: Audit; Compensation	Other Public Directorships: Ionis Pharmaceuticals, Inc.
Dr. Monia has served as a member of our Board since October 2020. Dr. Monia founded Ionis Pharmaceuticals, Inc., a biotechnology company (NASDAQ: IONS), in 1989, and has served as its Chief Executive Officer since January 2020 after serving as the Chief Operating Officer and Senior Vice President since 2018, as a member of its board of directors since March 2019, and in various other positions with the company since its founding. He is also a director of Dynacure LTD, a clinical stage drug development company, since 2016. Dr. Monia received his Bachelor of Science in Biology, Biological Sciences and Chemistry from Stockton State College and a Ph.D. in Pharmacology from the University of Pennsylvania.
Skills & Qualifications: We believe that Dr. Monia is qualified to serve on our Board due to his extensive management experience and deep understanding of our industry.

CORPORATE GOVERNANCE AND RISK MANAGEMENT
We are committed to good corporate governance and integrity in our business dealings. We believe that strong corporate governance practices that provide meaningful rights to our stockholders and ensure Board and management accountability are key to our relationship with our stockholders. We strive to have regular, constructive conversations with our stockholders to better understand our stockholders’ priorities and perspectives.
Our governance practices are documented in our Third Amended and Restated Certificate of Incorporation, as amended, our Bylaws, our Code of Conduct, our Corporate Governance Guidelines and the charters of the committees of our Board, or the Committees. Aspects of our governance documents are summarized below. You can find our charters for each Committee and our Code of Conduct on our website at https://cogrx.com under “Investors — Corporate Governance — Documents and Charters.”
BOARD INDEPENDENCE
Our Board has determined that, with the exception of Ms. Ricciardi, none of our directors have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” in accordance with the Nasdaq Listing Rules and Rule 10A-3(b)(1) under the Exchange Act. Ms. Ricciardi is not considered independent by virtue of her position as our Chief Executive Officer and President. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. Our independent directors generally meet in executive session at each regularly scheduled Board meeting without members of the management team present.
BOARD LEADERSHIP STRUCTURE
Our Board does not have a formal policy with respect to the separation of the offices of CEO and Chairman of our Board. Our Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of Chairman of the Board and CEO in any way that is in the best interest of us and our stockholders at a given point in time. Currently, our leadership structure separates the offices of CEO and Chairman of the Board, with Ms. Ricciardi serving as our CEO and Mr. Khattar serving as Chairman of the Board. Our Board believes that the separation of the positions of CEO and Chairman of the Board reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board as a whole. The Nominating and Corporate Governance Committee periodically evaluates our Board leadership structure and whether its leadership structure is appropriate to effectively address the specific needs of our business and the long-term interests of our stockholders.
BOARD COMMITTEES
Our Board has established various Committees to assist in discharging its duties: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each member of our Committees is an independent director as that term is defined by the Securities and Exchange Commission, or SEC, and Nasdaq. The primary responsibilities of each of the Committees and the Committee memberships are provided below under the section entitled “Board Attendance, Committee Meetings and Committee Membership.”
Each of the Committees has the authority, as its members deem appropriate, to engage legal counsel or other experts or consultants in order to assist the Committee in carrying out its responsibilities.
RISK MANAGEMENT
One of the key functions of our Board is to oversee our risk management process. Our Board does not have a standing risk management committee but rather discharges this oversight responsibility through regular reports received from and discussions with appropriate Committees, in the case of risks in areas for which responsibility has been delegated to a particular Committee, and senior management on areas of material risk exposure to us. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken.
Our Board focuses on the overall risks that may affect us. Each Committee has been delegated the responsibility for the oversight of specific risks that fall within its areas of responsibility. For example:
•
The Audit Committee oversees the management of risks associated with our independent auditor, financial reporting, related party transactions, compliance and litigation risks, including risks related to cybersecurity, information security, insurance and tax compliance, as well as the steps management has taken to monitor and control such exposures.

•
The Compensation Committee oversees the management of risks associated with our compensation programs, plans and arrangements, employment agreements, stock ownership, and the extent to which those policies, programs, plans or arrangements increase or decrease risk for us.

•
The Nominating and Corporate Governance Committee manages risks associated with the recruitment of directors, independence of our Board, corporate governance guidelines and the effectiveness of our Board.

EVALUATING BOARD EFFECTIVENESS
Our Board, led by the Nominating and Corporate Governance Committee, is committed to continuous improvement and believes annual self-evaluations are an important tool for evaluating effectiveness. It has established an annual self-evaluation process for our Board, which is to be presented by the Chairperson of the Nominating and Corporate Governance Committee to our Board for discussion. In addition, each committee will conduct an annual self-assessment in a review process similar to that used by our Board.
CODE OF CONDUCT
We have a written Code of Conduct that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct covers fundamental ethical and compliance-related principles and practices such as compliance with legal and regulatory requirements, responding litigation and investigation inquiries, the protection and use of our intellectual property, conflicts of interest, bribery and kickbacks, related party transactions, fiduciary duties and employment-related rules or regulations. The Code of Conduct and any amendments thereto, or any waivers of its requirements, is disclosed on our website at https://cogrx.com.
DIRECTOR CONTINUING EDUCATION
From time to time, management advises, or invites outside experts to attend Board meetings to advise our Board on its responsibilities, management’s responsibilities, developments relevant to corporate governance and best corporate practices. Additionally, Board members may attend, and are encouraged to attend, accredited director education programs at our expense.
CORPORATE GOVERNANCE GUIDELINES
We have a written set of corporate governance guidelines that are designed to help ensure effective corporate governance of our Company. Our corporate governance guidelines cover topics including, but not limited to, participation in Board meetings, the size and composition of our Board, Board membership criteria, director qualifications and duties, Board committees, director compensation, directors’ outside commitments, continuing education, succession planning and director communications with third parties. Our goal is to achieve a Board that provides effective oversight of us through the appropriate balance of diversity of perspectives, experience, expertise and skills. Our corporate governance guidelines are reviewed at least annually by the Nominating and Corporate Governance Committee and amended by our Board when appropriate. You can find our charters for each Committee and our Code of Conduct on our website at https://cogrx.com under “Investors — Corporate Governance — Documents and Charters.”

BOARD ATTENDANCE, COMMITTEE MEETINGS AND COMMITTEE MEMBERSHIP
Director	Independence	Board	AC	CC	NCGC
Lisa Ricciardi	No	M
Jack A. Khattar	Yes	C		M	C
Brett P. Monia, Ph.D.	Yes	M	M	M
Aaron Fletcher, Ph.D.	Yes	M		C
Peggy Wallace	Yes	M	M		M
Ellen B. Richstone	Yes	M	C		M
Mark H. Breedlove†	Yes
Susan Catalano, Ph.D.*	No
Stephen Sands*	Yes
AC = Audit Committee	CC = Compensation Committee	C = Chair
NCGC = Nominating and Corporate Governance Committee		M = Member

†
Resigned from our Board as of December 31, 2021.

*
Resigned from our Board effective immediately prior to the IPO.

During 2021, our Board held six meetings, our Compensation Committee held two meetings, our Audit Committee held four meetings and our Nominating and Corporate Governance Committee held two meetings. Each director attended at least 75% of meetings of each Committee on which he or she served in 2021. Each director then serving attended all of the meetings of the Board in 2021.
ANNUAL MEETING ATTENDANCE
Although we do not have a formal policy with regard to Board members’ attendance at our annual meetings of stockholders, directors are encouraged to attend such meetings. We expect that all of our directors will attend the Annual Meeting.
AUDIT COMMITTEE
The Audit Committee assists our Board by providing oversight of our financial management, independent auditor and financial reporting procedures, as well as such other matters as directed by our Board or the Audit Committee Charter.
Among other things, the Audit Committee’s responsibilities include:
•
selecting, retaining, compensating, evaluating, overseeing and, where appropriate, terminating our independent registered public accounting firm;

•
reviewing and approving the scope and plans for the audits and the audit fees and approving all non-audit and tax services to be performed by the independent auditor;

•
evaluating the independence and qualifications of our independent registered public accounting firm;

•
reviewing our financial statements and discussing with management and our independent registered public accounting firm the results of the annual audit and the quarterly reviews;

•
reviewing and discussing with management and our independent registered public accounting firm the quality and adequacy of our internal controls and disclosure controls and procedures;

•
discussing with management our procedures regarding the presentation of financial information and reviewing earnings press releases and guidance;

•
setting hiring policies with regard to the hiring of employees and former employees of our independent registered public accounting firm and oversee compliance with such policies;

•
reviewing, approving and monitoring conflicts of interest of our Board and officers and related party transactions;

•
adopting and overseeing procedures to address complaints regarding accounting, internal accounting controls and auditing matters, including confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters; and

•
reviewing and discussing with management and our independent registered public accounting firm the adequacy and effectiveness of our legal, regulatory and ethical compliance programs.

The Audit Committee consists of Ellen B. Richstone, Brett P. Monia, Ph.D., and Peggy Wallace, with Ms. Richstone serving as the chairperson. Our Board has determined that each of the members of the Audit Committee meets the requirements for independence under the rules and regulations of the SEC and the listing standards of Nasdaq applicable to Audit Committee members and that each member of the Audit Committee can read and understanding fundamental consolidated financial statements under the listing standards of Nasdaq. In addition, our Board has determined that each of Ellen B. Richstone and Peggy Wallace is an audit committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K under the Securities Act. This designation does not impose any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board.
The Audit Committee operates under a written charter that satisfies the applicable listing standards of the Nasdaq, which can be found on our website at https://cogrx.com.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
The Nominating and Corporate Governance Committee identifies qualified individuals for membership on our Board, recommends to our Board the director nominees to fill vacancies on our Board and to stand for election at the next annual meeting of stockholders, develops and recommends to our Board a set of corporate governance guidelines for our Board and provides oversight of the corporate governance affairs of our Board, as well as such other matters as directed by our Board or the Nominating and Corporate Governance Charter. Among other things, our Nominating and Corporate Governance Committee’s responsibilities include:
•
reviewing and assessing and make recommendations to our Board regarding desired qualifications, expertise and characteristics sought of Board members;

•
identifying, evaluating, selecting or making recommendations to our Board regarding nominees for election to our Board;

•
reviewing our succession planning process for our Chief Executive Officer and any other members of our executive management team;

•
reviewing and making recommendations to our Board regarding the composition, organization and governance of our Board and its Committees;

•
reviewing and making recommendations to our Board regarding our Corporate Governance Guidelines and corporate governance framework;

•
overseeing director orientation for new directors and continuing education for directors; and

•
overseeing the evaluation of the performance of our Board.

The Nominating and Corporate Governance Committee consists of Jack A. Khattar, Peggy Wallace and Ellen B. Richstone, with Mr. Khattar serving as the chairperson. Our Board has determined that each member of the Nominating and Corporate Governance Committee meets the requirements for independence under the listing standards of the Nasdaq applicable to Nominating and Corporate Governance Committee members.
Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing standards of the Nasdaq, which can be found on our website at https://cogrx.com.

COMPENSATION COMMITTEE
The Compensation Committee reviews the performance and development of our management in achieving corporate goals and objectives and assures that our executive officers (including our Chief Executive Officer) are compensated effectively in a manner consistent with our strategy, competitive practice and stockholder interests, as well as such other matters as directed by our Board or the Compensation Committee Charter. Among other things, the Compensation Committee’s responsibilities include:
•
reviewing and approving the compensation for our employees at the Vice President level or above;

•
reviewing and recommending the compensation for our chief executive officer;

•
reviewing, approving and administering our employee benefit and equity incentive plans;

•
establishing and reviewing the compensation plans and programs of our employees, and ensuring that they are consistent with our general compensation strategy;

•
monitoring compliance with any stock ownership guidelines; and

•
reviewing and recommending non-employee director compensation.

Our Compensation Committee has delegated authority to our Chief Executive Officer to grant options or other stock awards to our non-executive officers. Our Compensation Committee also has the authority to form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances. The Compensation Committee annually reviews the performance of each of the executive officers, including the Chief Executive Officer. It then determines and approves the compensation of each executive officer, other than the Chief Executive Officer, and determines and makes recommendations regarding the Chief Executive Officer’s compensation to our Board for approval.
Arnosti Consulting, Inc., or Arnosti, is our executive compensation consultant. Arnosti reports directly to the Compensation Committee and provides various services to the Compensation Committee, including advising the Compensation Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relation to performance. With the consent of the Committee, Arnosti provides services to us on broad compensation matters such as the design of company-wide equity and incentive plans.
The Compensation Committee consists of Aaron Fletcher, Ph.D., Jack A. Khattar and Brett P. Monia, Ph.D., with Dr. Fletcher serving as the chairperson. Our Board has determined that each member of the Compensation Committee meets the requirements for independence under the rules and regulations of the SEC and the listing standards of the Nasdaq applicable to Compensation Committee members, and that each member of the Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, or the Exchange Act.
The Compensation Committee operates under a written charter that satisfies the applicable listing standards of the Nasdaq, which can be found on our website at https://cogrx.com.
FAMILY RELATIONSHIPS
There are no family relationships among any of our directors or executive officers.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of our executive officers currently serves, or has served during the last fiscal year, as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board.

DIRECTOR COMPENSATION
DIRECTOR COMPENSATION TABLE
The following table below sets forth information for the fiscal year ended December 31, 2021 regarding the compensation of our non-employee directors.
Name	Fees earned or paid in cash ($)(1)	Option awards ($)(2)	All other compensation ($)	Total ($)
Jack A. Khattar	62,295	—	—	62,295
Brett P. Monia, Ph.D.	48,234	—	—	48,234
Aaron Fletcher, Ph.D.	9,660	1,229	—	10,889
Ellen B. Richstone	10,734	7,850	—	18,584
Peggy Wallace	9,982	1,229	—	11,211
Mark H. Breedlove(3)	9,124	17,852	—	26,976
Stephen Sands(4)	37,500	54,736	—	92,236

(1)
Represents cash fees earned for service as a non-employee director for 2021.

(2)
Amounts in this column represent the aggregate grant date fair value of the stock options awarded to our directors in fiscal year 2021. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of option awards contained in Note 12, Equity Based Compensation, to our financial statements included in our 2021 Annual Report. As of December 31, 2021, each non-employee director held outstanding options to acquire the following number of shares: Mr. Khattar, 41,737 shares; Dr. Monia, 41,737 shares; Dr. Fletcher, 23,186 shares; Ms. Richstone, 16,670 shares; Ms. Wallace, 23,186 shares; Mr. Breedlove, 19,321 shares; and Mr. Sands, 61,059 shares.

(3)
Resigned as a director as of December 31, 2021.

(4)
Resigned as a director immediately prior to our IPO.

NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM
Prior to our IPO, we did not have a formal policy to provide any cash or equity compensation to our non-employee directors for their service on our Board or committees of our Board. We entered into the following agreements, amended certain agreements, and granted the following awards:
•
In 2020, in connection with joining our Board as independent, non-employee directors, we entered into agreements with Mr. Khattar and Dr. Monia whereby they would be paid $50,000 per annum, prorated for any partial year of service, plus a one-time option award of 41,737 shares. Mr. Khattar and Dr. Monia were also eligible for annual option awards of 7,729 shares.

•
In order to compensate Mr. Sands on terms consistent with other independent, non-employee directors, in April 2021 our Board approved compensation at a rate of $50,000 per annum for Mr. Sands. Also in April 2021, our Board also approved a $25,000 payment to Mr. Sands in respect of prior service during 2020.

•
Non-independent directors generally received an option award to purchase 3,864 shares of our common stock in respect of each year of service on the board.

•
Director stock option awards generally vested in four equal annual installments on the first, second, third and fourth anniversaries from the date of grant or from the date of appointment to the board.

Effective as of the closing of our IPO on October 13, 2021, or the IPO Closing, our Board adopted a non-employee director compensation policy. The below table depicts this non-employee director compensation policy:
Compensation Elements: Non-Employee Director Compensation Policy
Cash
Annual Cash Retainer	$35,000
Independent Chair Retainer	$65,000
Annual Committee Chair Retainers
Audit	$15,000
Compensation	$10,000
Nominating and Corporate Governance	$8,000
Annual Committee Member Retainers
Audit	$7,500
Compensation	$7,500
Nominating and Corporate Governance	$4,000
Equity
Initial Option Grant	16,670 Shares(1)
Annual Option Grant	8,335 Shares(2)

(1)
Represented 0.078% of the total shares outstanding upon the IPO Closing. Initial Option Grants vest monthly over a period of 36 months, subject to continued service.

(2)
Represented 0.039% of the total shares outstanding upon the IPO Closing. Annual Option Grants vest in full on the first anniversary of the date of the grant, subject to continued service.

Each annual cash retainer is paid quarterly in arrears. Our Board may, in its discretion, permit a non-employee director to elect to receive any portion of the annual cash retainer in the form of fully vested shares of our common stock in lieu of cash. The board intends to make annual option grants to non-employee directors at the time of our annual stockholder’s meeting each year. Our only employee director, Ms. Ricciardi, receives no separate compensation for her service as a director.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The Audit Committee works with our management in order to negotiate appropriate fees with EY and is ultimately responsible for approving those fees. The following is a summary and description of fees for services provided by EY in 2021 and 2020.
Service	2021	2020
Audit Fees	$1,298,000	$65,000
Tax Fees	$16,480	$13,500
Total	$1,314,480	$78,500
“Audit fees” represents the aggregate fees for professional services rendered for the audit of our financial statements and the review of our quarterly financial statements on Form 10-Q that are customary under the standards of the Public Company Accounting Oversight Board (United States). Also included are the fees related to our Registration Statements on Form S-1 and Form S-8, including a total of $925,000 incurred in 2021 related to our IPO.
“Tax fees” consists of fees related to tax compliance, tax planning and tax advice.
AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee is responsible for appointing, retaining, setting compensation for, and evaluating and overseeing the work of the independent registered public accounting firm. The Audit Committee’s charter establishes a policy that all audit, permitted non-audit and tax services provided by the independent registered public accounting firm will be pre-approved by the Audit Committee.
All such audit, permitted non-audit and tax services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2021. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our independent registered public accounting firm. The responsibility to pre-approve audit and non-audit services may be delegated by the Audit Committee to one or more members of the Audit Committee; provided that any decisions made by such member or members must be presented to the full Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT
The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting process.
Management is primarily responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm for the fiscal year 2021, EY, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with generally accepted accounting principles.
The Audit Committee has reviewed and discussed the audited consolidated financial statements contained in the Company’s 2021 Annual Report with management and EY. The Audit Committee has discussed with EY the matters required to be discussed by the applicable auditing standards as periodically amended. In addition, EY has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with EY its independence. Finally, the Audit Committee discussed with EY, with and without management present, the scope and results of EY’s audit of such financial statements.
The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management. Based on the considerations and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s 2021 Annual Report.
Audit Committee
Ellen B. Richstone (Chair)
Brett P. Monia, Ph.D.
Peggy Wallace
The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

EXECUTIVE OFFICERS
The following table sets forth the name, age and position of each of our executive officers as of the date of this Proxy Statement:
Name	Position	Age
Lisa Ricciardi	President and Chief Executive Officer	62
James M. O’Brien	Chief Financial Officer	55
Anthony Caggiano, M.D., Ph.D.	Chief Medical Officer and Head of R&D	52
Lisa Ricciardi — For biographical information for Ms. Ricciardi, see “Board of Directors — Continuing Directors.”
James M. O’Brien has served as our Chief Financial Officer since October 2019. From February 2014 to October 2019, Mr. O’Brien served as Executive Vice President of finance for Enzo Biochem, Inc. (NYSE: ENZ), a biotechnology company providing reference laboratory services to the medical community. From November 2010 to June 2013, Mr. O’Brien served as Vice President and Corporate Controller for Allergan, Inc. (formerly known as Actavis plc.), which has now been acquired by Abbvie (NYSE: ABBV), a pharmaceutical company. He also previously served as a Vice President at Takeda Pharmaceuticals (NYSE : TAK) (formerly known as Nycomed) from January 2010 to August 2010, Chief Accounting Officer at USI Holdings from January 2008 to August 2009, and Vice President and Corporate Controller at Aptuit, an Evotec company (Frankfurt Stock Exchange: EVT) and pharmaceutical services provider, from July 2005 to December 2007. Mr. O’Brien also held leadership roles at Purdue Pharma, Bristol-Myers Squibb and PricewaterhouseCoopers in the earlier stages of his career. Mr. O’Brien is a certified public accountant (CPA) with a Bachelor of Accountancy from George Washington University and an MBA from Fordham University.
Anthony Caggiano, M.D., Ph.D., has served as our Chief Medical Officer and Head of R&D since November 2021, prior to which he served as our Chief Medical Officer from April 2019 to January 2021. From January 2021 to October 2021, Dr. Caggiano served as the Chief Medical Officer, Head of R&D at Neurotrauma Sciences. Dr. Caggiano served as the interim Chief Medical Officer at Aeromics from 2018 to 2019 and held various roles, most recently as the Senior Vice President at Acorda Therapeutics (NASDAQ: ACOR) from September 2001 to December 2017. Dr. Caggiano received his Bachelor of Arts from the University of Virginia and obtained his Ph.D. in Neuroscience and M.D. from the University of Chicago.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our named executive officers, or NEOs. In 2021, our NEOs were Lisa Ricciardi, our President and Chief Executive Officer, James M. O’Brien, our Chief Financial Officer, and Anthony Caggiano, M.D., Ph.D., our Chief Medical Officer.
SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the compensation of our NEOs during the fiscal year ended December 31, 2021:
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	OPTION AWARDS ($)(1)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(2)	ALL OTHER COMPENSATION ($)(3)	TOTAL ($)
Lisa Ricciardi President and Chief Executive Officer	2021	409,354	—	10,664,923	256,250	11,600	11,342,127
	2020	287,385	—	901,904	79,893	3,415	1,272,597
James O’Brien Chief Financial Officer	2021	348,769	—	522,787	155,000	11,600	1,038,156
	2020	340,000	—	—	70,890	7,323	418,213
Anthony Caggiano, M.D., Ph.D. Chief Medical Officer	2021	92,788	—	1,590,384	—	1,319	1,684,491
	2020	370,000	—	—	—	11,400	381,400

(1)
Amounts shown in this column represent the aggregate grant date fair value of the stock options awarded to the NEO. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of option awards contained in Note 12, Equity Based Compensation, to our financial statements included in our 2021 Annual Report. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the NEO upon exercise of the stock options.

(2)
The amounts represent annual cash incentive compensation earned in the year shown and paid in the following year.

(3)
Amounts shown are Company 401(k) match payments.

Elements of Compensation
The compensation of our NEOs generally consists of base salary, annual cash incentive opportunities, long term incentive compensation in the form of equity awards and other benefits, as described below.
Base Salary
The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, responsibilities, and contributions. Each NEO’s initial base salary was specified in her or his employment agreement or letter agreement, as described below, and is reviewed (and, if applicable, adjusted) from time to time by our Board or Compensation Committee.
Annual Cash Incentives
Each NEO’s performance-based annual cash incentive opportunity is expressed as a percentage of base salary that can be achieved at a target level by meeting predetermined corporate and individual performance objectives. Historically, our Compensation Committee annually sets each executive’s target annual cash incentive for the year. The 2021 annual cash incentives for Ms. Ricciardi and Mr. O’Brien were targeted at 50% and 40% of their respective base salaries pursuant to the terms of the New CEO Agreement and New CFO Agreement (each as defined below), respectively. Dr. Caggiano was not eligible to receive a bonus for 2021.
In determining the amount of the performance-based annual cash incentive actually paid, our Compensation Committee determined the level of achievement of the corporate goals and individual goals for the year. These goals primarily included financial objectives, research and development objectives, pipeline objectives, and positioning and awareness objectives. Following a review of the attainment of such goals, our Compensation Committee recommended, and our Board approved, a 2021 annual cash incentive payment to Ms. Ricciardi in an amount equal to 100% of her target bonus amount, totaling $256,250 (equal to 50% of her base salary).
Following a review of the corporate goals attained in 2021, our Compensation Committee approved a 2021 annual cash incentive payment to Mr. O’Brien in an amount equal to 100% of his target bonus amount, totaling $155,000 (equal to 40% of his base salary).
Long Term Equity Incentives
Our equity-based incentive awards are designed to align our interests and the interests of our stockholders with those of our employees and consultants, including our NEOs. Our Board or Compensation Committee approves equity grants. Each of Ms. Ricciardi and Mr. O’Brien received options to purchase shares of our common stock in 2021. See “— Employment Agreements” for more information regarding equity awards made in 2021 to each of the NEOs.
Other Benefits
We currently provide welfare benefits to our employees generally, including our NEOs. These benefits include health, dental, life, vision and disability insurance.
In addition, we maintain, and the NEOs participate in, a 401(k) plan that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis and under which we are permitted to make safe harbor and discretionary employer contributions. The 401(k) plan provides for automatic enrollment for eligible employees who do not make a deferral election. Employees’ pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is a “safe harbor” plan and therefore we are required to make a certain level of matching contributions. We match 100% of a participating employee’s deferral contributions, up to 6% of annual compensation, and participants are always fully vested in their matching contributions.
We do not maintain any defined benefit pension plans or nonqualified deferred compensation plans.
INSIDER TRADING, PLEDGING AND ANTI-HEDGING POLICIES
Under the terms of our insider trading policy, or Insider Trading Policy, our executive officers and directors are prohibited from: trading in call or put options involving our securities and other derivative securities; engaging in short sales of our securities; holding our securities in a margin account; all forms of hedging or monetizing our transactions, such as zero-cost collars and forward sale contracts; and pledging company securities to secure margin or other loans.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following tables set forth information regarding the number of shares of common stock underlying outstanding plan awards held by each of our NEOs as of December 31, 2021:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity incentive awards: number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date
Lisa Ricciardi	20,868(1)	20,869(1)	—	1.07	9/29/2029
	1,932(2)	5,797(2)	—	1.07	4/30/2030
	20,095		—	1.20	4/22/2030
	336,066(3)	560,111(3)	—	1.20	5/31/2030
	194,070(4)	353,895(4)		12.00	06/01/2030
	169,463(5)	411,555(5)		12.00	10/12/2031
James M. O’Brien	70,920(6)	60,011(6)	—	1.07	10/7/2029
		54,457(7)	—	12.00	10/07/2031
Anthony Caggiano, M.D., Ph.D.	—	161,676(8)	—	12.10	11/01/2031

(1)
This option vests in equal, annual installments with 25% vested on March 18, 2020, with the remaining 75% in 3 equal annual installments thereafter, subject generally to continued service.

(2)
This option vests in equal, annual installments with 25% vesting on March 7, 2021, with the remaining 75% in 3 equal annual installments thereafter, subject generally to continued service.

(3)
This option vests as follows: 25% vesting on June 1, 2021, with the remaining 75% vesting in 36 substantially equal monthly installments thereafter, subject generally to continued service.

(4)
This option vests as follows: 25% vested on October 7, 2021, with the remaining 75% vesting in 36 substantially equal monthly installments thereafter, subject generally to continued service.

(5)
This option vests as follows: 25% vested on October 7, 2021, with the remaining 75% vesting in 36 substantially equal monthly installments thereafter, subject generally to continued service.

(6)
This option vests as follows: 25% vested on October 7, 2020, with the remaining 75% vesting in 36 substantially equal monthly installments thereafter, subject generally to continued service.

(7)
This option vests as follows: 25% vested on October 7, 2022, with the remaining 75% vesting in 36 substantially equal monthly installments thereafter, subject generally to continued service.

(8)
This option vests as follows: 25% vests on November 1, 2022, with the remaining 75% vesting in six equal installments every six (6) months until November 1, 2025, subject generally to continued service.

EMPLOYMENT AGREEMENTS
We have entered into employment agreements with each of our NEOs.
Lisa Ricciardi, Chief Executive Officer
Prior CEO Employment Agreement
In June 2020, we entered into an employment agreement with Ms. Ricciardi when she assumed her position as our Chief Executive Officer, after briefly serving as our Interim Chief Executive Officer from March 2020 to June 2020, or the Prior CEO Employment Agreement, which was superseded by a new employment agreement entered into in connection with the IPO Closing, or the New CEO Employment Agreement. The Prior CEO Employment Agreement provided for her at-will employment as our Chief Executive Officer and President and set her initial annual base salary at $386,000 and her initial target annual cash incentive opportunity at 40% of her base salary. Ms. Ricciardi’s 2020 annual cash incentive was prorated based on the portion of the fiscal year during which she was actually employed as the Chief Executive Officer, including her time served in an interim capacity.
The Prior Employment Agreement also provided for the issuance of an initial stock option, or the Initial CEO Stock Option, to purchase 896,177 shares of our common stock, or 5% of our fully diluted equity, at an exercise price of $1.20 per share, which was granted on June 1, 2020. The Initial CEO Stock Option vests over a four-year period, with 25% of the common stock underlying the Initial CEO Stock Option vesting on June 1, 2021, and 75% of our common stock underlying the Initial CEO Stock Option vesting in 36 equal monthly installments thereafter, with accelerated vesting upon a change in control, in each case subject to continued employment through the applicable vesting date or event.
The Prior CEO Employment Agreement also provided for the issuance of an additional option in certain cases as anti-dilution protection for the Initial CEO Stock Option, or the Anti-Dilution CEO Option. In full satisfaction of the requirement to issue to Ms. Ricciardi the Anti-Dilution CEO Option, the Board granted to Ms. Ricciardi an option to purchase shares of our common stock under our 2021 Equity Incentive Plan, or the 2021 Plan. The option is subject to the same vesting terms as the Initial CEO Stock Option, as though it was granted at the same time as the Initial CEO Stock Option. The option has an exercise price equal to the IPO price and a ten-year term. The option also contains an extended post-termination exercise period of three years and 90 days; provided, however, that such extended post-termination exercise period will not exceed the ten-year term of the option and will not apply upon a termination for cause.
Additionally, the Prior CEO Employment Agreement provided for the issuance of stock options to purchase shares of our common stock representing up to 2% of our fully diluted equity, in the event that we achieved certain equity value targets upon one or more offerings of our equity securities, or the Additional CEO Option. Accordingly, in satisfaction of the commitment to grant the Additional CEO Option, and upon execution of the underwriting agreement in connection with our IPO, our Board granted to Ms. Ricciardi under the 2021 Plan an option to purchase 1,128,983 shares of our common stock. The option has an exercise price equal to the IPO price ($12.00 per share), and vests 25% on the grant date and 75% in 36 equal monthly installments thereafter, subject to continued employment. In order to fulfill the legacy commitments under the Prior CEO Employment Agreement, this option provides for accelerated vesting on a change in control. The options contain an extended post-termination exercise period of three years and 90 days; provided, however, that such extended post-termination exercise period will not exceed the ten-year term of the option and will not apply upon a termination for cause.
New CEO Employment Agreement
The New CEO Employment Agreement provides for Ms. Ricciardi’s at-will employment and sets forth an annual base salary of $512,500, a target annual cash incentive opportunity equal to 50% of base salary, and eligibility to participate generally in our employee benefit plans.
The New CEO Employment Agreement also provides for severance benefits upon a termination of her employment by us without “cause,” or her resignation for “good reason,” subject to Ms. Ricciardi’s execution of a form release of claims. The severance benefits are: (i) payment of all accrued and unpaid base salary and business expenses properly incurred but not yet reimbursed, (ii) payment of any otherwise earned but unpaid annual bonus for the prior year, and (iii) continuation of her base salary and COBRA premiums paid by us for up to 12 months. In addition, if such termination without “cause” or for “good reason” occurs within the three month period prior to or the 12 month period immediately following a change in control, then (i) Ms. Ricciardi’s salary and COBRA continuation period will be extended from 12 months to 18 months, (ii) she will receive a lump sum payment in an amount equal to one and a half times her target annual bonus, and (iii) all outstanding time-based equity awards will become vested on the later of Ms. Ricciardi’s termination date and the change in control.
James M. O’Brien, Chief Financial Officer
Prior CFO Employment Agreement
In October 2019, we entered into a letter agreement with Mr. O’Brien. Mr. O’Brien’s letter agreement provided for Mr. O’Brien’s at-will employment as our Chief Financial Officer and set forth his initial annual base salary of $340,000 and his initial target annual bonus opportunity at 30% of his base salary. Mr. O’Brien’s letter agreement also provided for the issuance of an option to purchase 130,931 shares of our common stock, or 0.75% of our outstanding equity on a fully diluted basis, at an exercise price of $1.07 per share. The option vests over a four year period, with 25% of the shares of common stock underlying the option vesting on October 7, 2020, and 75% of the shares of common stock underlying the option vesting in equal monthly installments over 36 months thereafter, in each case if Mr. O’Brien remains employed by the Company through the applicable vesting dates.
New CFO Employment Agreement
In connection with the IPO Closing, we entered into a new employment agreement with Mr. O’Brien, or the New CFO Employment Agreement, to replace his October 2019 letter agreement. The New CFO Employment Agreement provides for Mr. O’Brien’s at-will employment and sets forth an annual base salary of $387,500, a target annual cash incentive opportunity equal to 40% of base salary, and eligibility to participate generally in employee benefit plans.
The New CFO Employment Agreement provides for severance benefits upon a termination of his employment by us without “cause,” or his resignation for “good reason,” subject to Mr. O’Brien’s execution of a general release of claims. The severance benefits are: (i) payment of all accrued and unpaid base salary and business expenses properly incurred but not yet reimbursed, (ii) payment of any otherwise earned but unpaid annual bonus for the prior year, and (iii) continuation of his base salary and COBRA premiums paid by us for up to nine months. In addition, if such termination without “cause” or for “good reason” occurs within the three month period prior to or 12 month period immediately following a change in control, (i) Mr. O’Brien’s salary and COBRA continuation period will be extended from nine months to 12 months, (ii) he will receive a lump sum payment in an amount equal to his target annual cash incentive, and (iii) all outstanding time-based equity awards will become vested on the later of Mr. O’Brien’s termination date and the change in control.
In connection with our IPO, our Board granted to Mr. O’Brien under the 2021 Plan an option to purchase 54,457 shares of our common stock. The option has an exercise price equal to the IPO price ($12.00 per share), and vests 25% on the first anniversary of the IPO Closing and 75% in 36 equal monthly installments thereafter, subject generally to continued employment.
Anthony Caggiano, M.D., Ph.D., Chief Medical Officer
In November 2021, we entered into an employment agreement with Dr. Caggiano, or the CMO Employment Agreement. The CMO Employment Agreement provides for Dr. Caggiano’s at-will employment and sets forth an annual base salary of $425,000, a target annual cash incentive opportunity equal to 40% of base salary, and eligibility to participate generally in employee benefit plans.
The CMO Employment Agreement provides for severance benefits upon a termination of his employment by us without “cause,” or his resignation for “good reason,” subject to Dr. Caggiano’s execution of a general release of claims. The severance benefits are substantially the same as those described above for Mr. O’Brien.
In connection with his re-employment in November 2021, our Board granted to Dr. Caggiano under the 2021 Plan an option to purchase 161,676 shares of our common stock. The option has an exercise price equal to $12.10, and vests 25% on the first anniversary of the grant date and 75% in equal installments every six months thereafter, subject generally to continued employment.
Restrictive Covenant Agreement
In connection with our IPO and our entry into new employment agreements with Ms. Ricciardi and Mr. O’Brien, each executive entered into a new Restrictive Covenant Agreement. Upon his re-employment in November 2021, Dr. Caggiano also entered into a Restrictive Covenant Agreement. These Restrictive Covenant Agreements include customary prohibitions against competition with us and solicitation of our customers and employees, both during employment and for one year following any cessation of employment. The Restrictive Covenant Agreements also include standard provisions relating to our intellectual property rights and prohibiting the executive from disclosing confidential information. The Restrictive Covenant Agreements are incorporated by reference into the employment agreements with each of Ms. Ricciardi, Mr. O’Brien and Dr. Caggiano and payment of any severance benefits under each executive’s new employment agreement is conditioned on continued compliance with his or her Restrictive Covenant Agreement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Since January 1, 2020, we have engaged in the following transactions with our directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediate family members of our directors, executive officers, and holders of more than 5% of our voting securities. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.
Simple Agreements for Future Equity
In March 2021, we entered into simple agreements for future equity, or the SAFE Offering, with various investors, pursuant to which we received gross proceeds in an aggregate amount equal to $8.9 million. The amount invested by the investors in the SAFE Offering was automatically convertible into shares of our common stock upon the closing of our IPO at a conversion price equal to 80% of the IPO price of our common stock. As a result, upon the closing of the IPO, the principal amount invested in the SAFE Offering was converted into 931,485 shares of our common stock, based on an IPO of $12.00 per share.
The table below sets forth the amount invested in the SAFE Offering by holders of more than 5% of our capital stock and their affiliated entities and the number of shares or our common stock issued upon conversion of the principal amount invested in the SAFE Offering upon the closing of the IPO.
Name	Amount of SAFEs	Shares of Common Stock
Entities affiliated with Golden Seeds Cognition Therapeutics, LLC(1)	$3,092,383	322,122
Entities affiliated with BIOS Memory SPV I, LP(2)	$2,000,000	208,332

(1)
Golden Seeds Cognition Therapeutics, LLC, together with its affiliated entities, is a beneficial owner of more than 5% of our common stock. Ms. Wallace, one of our directors, is the Managing Partner of Golden Seeds Funds.

(2)
BIOS Memory SPV I, LP, together with its affiliates, is a beneficial owner of more than 5% of our common stock. Dr. Fletcher, one of our directors, is the Managing Partner of Bios Partners, LP and founded Bios Research, LLC.

Voting Agreement
In connection with the issuance and sale of shares of preferred stock, we entered into a voting agreement with certain holders of our common stock and each holder of our preferred stock. Each holder of more than 5% of our capital stock was a party to these agreements. Our former and current directors who were parties to these agreements or who are related to parties to these agreements are Dr. Catalano, Ms. Wallace, Dr. Fletcher and Mr. Breedlove. The voting agreement, including all rights thereunder, automatically terminated immediately prior to the IPO Closing.
Right of First Refusal and Co-Sale Agreement
In connection with the issuance and sale of shares of preferred stock, we entered into a right of first refusal and co-sale agreement with certain holders of our common stock and each holder of our preferred stock. Each holder of more than 5% of our capital stock is a party to these agreements. Our former and current directors who were parties to these agreements who were parties to these agreements or who are related to parties to these agreements are Dr. Catalano, Ms. Wallace, Dr. Fletcher and Mr. Breedlove. The right of first refusal and co-sale agreement, including all rights thereunder, automatically terminated immediately prior to the IPO Closing.
Investors’ Rights Agreement
In connection with the issuance and sale of shares of preferred stock, we entered into an investors’ rights agreement, as amended, or the Investors’ Rights Agreement, with certain holders of our common stock and each holder of our preferred stock. The holders of more than 5% of our capital stock are parties to these agreements. The Investors’ Rights Agreement imposes certain affirmative obligations on us, including with respect to financial reporting obligations and investor inspections, and also grants certain other rights to certain of the holders of our capital stock party thereto, including rights of first offer, demand and “piggyback” registration rights and, if we are eligible, Form S-3 registration rights, with respect to the shares of capital stock held by them. Certain provisions of the Investors’ Rights Agreement, including our affirmative obligations and the right of first offer rights terminated immediately prior to the IPO Closing, while the registration rights set forth in the Investors’ Rights Agreement will continue in effect after the IPO Closing until they expire in accordance with their terms.
Charitable Contributions
During 2021, we did not make any contributions to any charitable organization in which an independent director served as an executive officer in 2021.
Other Transactions
We have entered into various employment-related agreements with our executive officers that, among other things, provide for compensatory and certain other benefits. For a description of these agreements and arrangements with our named executives, see the section titled “Executive Compensation — Employment Agreements.”
We have also granted stock options to our NEOs and directors. For a description of these stock options, see the sections titled “Director Compensation” and “Executive Compensation.”
Indemnification Agreements
We have entered and intend to continue to enter into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.
POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS
Upon the closing of the IPO, our Board adopted a written related party transaction policy setting forth the policies and procedures for the review and approval or ratification of related-party transactions. This policy covers any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant and a related party had or will have a direct or indirect material interest, as determined by the Audit Committee of our Board, including, without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, and indebtedness, guarantees of indebtedness or employment by us of a related party.
All related party transactions described in this section occurred prior to adoption of this policy and as such, these transactions were not subject to the approval and review procedures set forth in the policy. However, these transactions were reviewed and approved by our Board.

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of securities to be issued upon exercise of outstanding options and other rights	Weighted- average exercise price of outstanding options and other rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	5,693,479	$4.19	2,520,122
Equity compensation plans not approved by security holders	—	—	—
Total	5,693,479	$4.19	2,520,122
Other information with respect to this item is set forth in this Proxy Statement under the headings “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation,” and “Director Compensation,” and is incorporated herein by reference.
RULE 10B5-1 SALES PLANS
Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend or terminate a Rule 10b5-1 plan subject to compliance with our Insider Trading Policy. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information subject to compliance with our Insider Trading Policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of April 14, 2022, information regarding beneficial ownership of our capital stock by:
•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•
each of our NEOs;

•
each of our executive officers and directors; and

•
all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. The information contained in the following table does not necessarily indicate beneficial ownership for any other purpose. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Unless otherwise noted below, the address for each beneficial owner listed in the table below is c/o Cognition Therapeutics, Inc., 2500 Westchester Ave., Purchase, NY 10577.
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage Ownership
Five Percent Holders:
Entities affiliated with BIOS Memory SPV I, LP(1)	3,913,414	17.32%
Entities affiliated with Golden Seeds Cognition Therapeutics, LLC(2)	3,205,359	14.18%
Ogden CAP Associates, LLC(3)	2,210,377	9.78%
Susan Catalano, Ph.D.(4)	1,476,673	6.18%
Directors and Executive Officers:
Lisa Ricciardi(5)	767,000	3.28%
James M. O’Brien(6)	92,287	*%
Anthony Caggiano, M.D., Ph.D.	—	—%
Aaron Fletcher, Ph.D.(7)	3,927,905	17.37%
Jack A. Khattar(8)	10,434	*%
Brett P. Monia, Ph.D.(9)	10,434	*%
Peggy Wallace(10)	17,491	*%
Ellen B. Richstone(11)	3,241	*%
All directors and executive officers as a group (eight individuals)	4,828,792	20.55%

*
Less than 1.0%.

(1)
Based solely on information included in a Schedule 13D/A filed with the SEC on February 1, 2022. Includes (i) 1,424,014 outstanding shares of common stock directly held by Bios Memory SPV I, LP, or Bios Memory I, (ii) 385,248 shares directly held by Bios Memory SPV II, LP, or Bios Memory II, (iii) 418,926 shares directly held by Bios Fund I, LP, or Bios Fund I, (iv) 245,029 shares directly held by Bios Fund I QP, LP, or Bios Fund I QP, (v) 78,298 shares directly held by Bios Fund II, LP, or Bios Fund II, (vi) 255,765 shares directly held by Bios Fund II QP, LP, or Bios Fund II QP, (vii) 34,238 shares directly held by Bios Fund II NT, LP, or Bios Fund II NT, (viii) 124,908 shares directly held by Bios Fund III, LP, or Bios Fund III, (ix) 814,647 shares directly held by Bios Fund III QP, LP, or Bios Fund III QP, (x) 131,769 shares directly held by Bios Fund III NT, LP, or Bios Fund III NT, in each case, as of the date of the Schedule 13D/A, (xi) options to purchase 572 shares, granted in consideration for Dr. Fletcher’s services as a director of the Company, which are exercisable or will be immediately exercisable within 60 days of the date of the Schedule 13D/A, or the Bios Directors Options, and

indirectly held by BP Directors, LP, or Bios Directors. Bios Equity Partners, LP, or Bios Equity I, is the general partner of Bios Fund I, Bios Fund I QP, Bios Memory II and Bios Directors, or collectively, the Bios Equity I Entities. Bios Equity Partners II, LP, or Bios Equity II, is the general partner of Bios Fund II, Bios Fund II QP and Bios Fund II NT, or collectively, the Bios Equity II Entities. Bios Equity Partners III, LP, or Bios Equity III, is the general partner of Bios Fund III, Bios Fund III QP and Bios Fund III NT, or collectively, the Bios Equity III Entities. Bios Capital Management, LP, or Bios Management, is a general partner of Bios Equity I, Bios Equity II, Bios Equity III and Bios Memory I. Bios Advisors GP, LLC, or Bios Advisors, an entity controlled by Dr. Fletcher, is the general partner of Bios Management. As the manager of Bios Advisors, Dr. Fletcher may be deemed to have shared voting and/or dispositive power with respect to Shares directly or indirectly held by the Bios Equity I Entities, the Bios Equity II Entities, the Bios Equity III Entities and Bios Memory I. The address for the Bios Equity Entities is 1751 River Run, Suite 400, Fort Worth, Texas 76107.
(2)
GSCT has approximately 99 members, with no single member having dispositive control over the shares held by GSCT. A vote of the members holding a majority of interests in GSCT is required to vote or dispose of the shares. Golden Seeds LLC, or Golden Seeds, is the administrator of GSCT but does not have dispositive control of the shares held by GSCT. Peggy Wallace, one of our directors, is a member of GSCT. Ms. Wallace, Jo Ann Corkran, Loretta McCarthy, Kathryn Swintek and Stephanie Newby are the members of Golden Seeds. Each of Ms. Wallace, Ms. Corkran, Ms. McCarthy, Ms. Swintek and Ms. Newby disclaim beneficial ownership of the shares held by GSCT. The business address of Golden Seeds Cognition Therapeutics LLC and Golden Seeds LLC is FDR Station, Box 642, New York, NY 10150.

(3)
Ogden CAP Properties, LLC is the Manager of Ogden CAP Associates, LLC, or Ogden. Philip L. Milstein and Abigail Black Elbaum are the Managers of Ogden CAP Properties, LLC and may be deemed to beneficially own the shares held by Ogden. The address for Ogden is 545 Madison Ave. Suite 600, New York, NY 10022.

(4)
Consists of (i) 191,683 shares of our common stock and (ii) stock options to purchase 1,284,990 shares of our common stock that may be exercised within 60 days of April 14, 2022.

(5)
Consists of (i) 12,500 shares of common stock and (ii) stock options to purchase 754,500 shares of our common stock that may be exercised within 60 days of April 14, 2022.

(6)
Consists of (i) 5,000 shares of common stock and (ii) stock options to purchase 87,287 shares of our common stock that may be exercised within 60 days of April 14, 2022.

(7)
Consists of (i) options to purchase 13,919 shares of common stock that may be exercised within 60 days of April 14, 2022 and (ii) 3,913,414 shares beneficially held by Bios Equity I Entities, the Bios Equity II Entities, the Bios Equity III Entities and Bios Memory I. Dr. Fletcher, is the general partner of Bios Management. As the manager of Bios Advisors, Dr. Fletcher may be deemed to have shared voting and/or dispositive power with respect to Shares directly or indirectly held by the Bios Equity I Entities, the Bios Equity II Entities, the Bios Equity III Entities and Bios Memory I.

(8)
Consists of stock options to purchase 10,434 shares of our common stock that may be exercised within 60 days of April 14, 2022.

(9)
Consists of stock options to purchase 10,434 shares of our common stock that may be exercised within 60 days of April 14, 2022.

(10)
Consists of (i) 3,000 shares of common stock and (ii) stock options to purchase 14,491 shares of our common stock that may be exercised within 60 days of April 14, 2022.

(11)
Consists of stock options to purchase 3,241 shares of our common stock that may be exercised within 60 days of April 14, 2022.

PROPOSALS TO BE VOTED ON
PROPOSAL 1: ELECTION OF CLASS I DIRECTORS FOR A THREE-YEAR TERM EXPIRING IN 2025
At the Annual Meeting, our stockholders will vote on the election of three Class I director nominees named in this Proxy Statement as directors, each to serve until our 2025 Annual Meeting of Stockholders and until their respective successors are elected and qualified. Our Board has unanimously nominated Peggy Wallace and Ellen B. Richstone for election to our Board at the Annual Meeting.
Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the Nominating and Corporate Governance Committee will recommend to our Board a replacement nominee. Our Board may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for her replacement.
OUR BOARD UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE FOR THE ELECTION OF PEGGY WALLACE AND ELLEN B. RICHSTONE

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF ERNST &YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022
The Audit Committee of our Board has appointed and engaged EY to serve as our independent registered public accounting firm to audit the consolidated financial statements of us and any subsidiaries for the 2022 fiscal year, and to perform audit-related services. EY has served as our independent registered public accounting firm since 2020.
Stockholders are hereby asked to ratify the Audit Committee’s appointment of EY as our independent registered public accounting firm for the 2022 fiscal year.
The Audit Committee is solely responsible for selecting our independent auditors. Although stockholder ratification of the appointment of EY to serve as our independent registered public accounting firm is not required by law or our organizational documents, our Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If the stockholders do not ratify the appointment of EY, the Audit Committee will reconsider its selection and whether to engage an alternative independent registered public accounting firm.
Representatives of EY are expected to virtually attend the Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement.
OUR BOARD UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

OTHER INFORMATION
OTHER MATTERS
The Annual Meeting is called for the purposes set forth in the Notice. Our Board does not know of any other matters to be considered by the stockholders at the Annual Meeting other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this Proxy Statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.
REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING
If any stockholders intend to present a proposal to be considered for inclusion in the proxy statement for our 2023 Annual Meeting of Stockholders, such stockholder proposals must be received by us no later than December 26, 2022. If we change the date of the 2023 Annual Meeting of Stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received no later than the close of business on the tenth day following the day on which notice of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first in order to be considered for inclusion in our proxy statement. Proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Chief Financial Officer) to Cognition Therapeutics, Inc., 2500 Westchester Ave., Purchase, New York 10577, Attn: Chief Financial Officer. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Chief Financial Officer, and also must comply with the SEC’s regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.
Stockholders intending to present a proposal or nominate a director for election at our 2023 Annual Meeting of Stockholders without having the proposal or nomination included in our Proxy Statement must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Chief Financial Officer receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s Annual Meeting. Accordingly, for our 2023 Annual Meeting of Stockholders, our Chief Financial Officer must receive the proposal or nomination no earlier than February 10, 2023 and no later than the close of business on March 12, 2023. However, if we change the date of the 2023 Annual Meeting of Stockholders by more than 30 days before or 60 days after the anniversary of this year’s Annual Meeting, stockholder proposals must be received no later than the close of business on the later of the 90th day prior to the scheduled date of the meeting and the tenth day following the day on which public notice of the meeting was first made. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Chief Financial Officer. If the stockholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.
STOCKHOLDER COMMUNICATIONS TO THE BOARD
Stockholders and other interested parties may communicate with our Board by writing to Cognition Therapeutics, Inc., 2500 Westchester Ave., Purchase, New York 10577, Attn: Chief Financial Officer. Communications intended for a specific director or directors should be addressed to their attention to the Chief Financial Officer at the address provided above. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. Our Board has authorized the Chief Financial Officer, in his discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

AVAILABILITY OF MATERIALS
Our 2021 Annual Report, including the financial statements and financial statement schedules, has been filed with the SEC and provides additional information about us, which is incorporated by reference herein. It is available on the internet at https://cogrx.com and is available in paper form (other than exhibits thereto) by first class mail or other equally prompt means to beneficial owners of our common stock, without charge, upon written request to Cognition Therapeutics, Inc., 2500 Westchester Ave., Purchase, New York 10577, Attn: Chief Financial Officer. In addition, it is available to beneficial and record holders of our common stock at www.proxyvote.com.

COGNITION THERAPEUTICS, INC.
2500 WESTCHESTER AVENUE
PURCHASE, NY 10577

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Nominees

01) Ellen B. Richstone 02) Peggy Wallace

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

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0000565955_1 R1.0.0.24

SCAN TOVIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 P.M. ET on 06/09/2022. Have your proxy card in hand whenyou access the web site and follow the instructions to obtain your records and to createan electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/CGTX2022You may attend the meeting via the Internet and vote during the meeting. Have theinformation that is printed in the box marked by the arrow available and follow theinstructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ETon 06/09/2022. Have your proxy card in hand when you call and then follow theinstructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717. COGNITION THERAPEUTICS, INC.2500 WESTCHESTER AVENUEPURCHASE, NY 10577Investor Address Line 1Investor Address Line 2Investor Address Line 3Investor Address Line 4Investor Address Line 5John Sample1234 ANYWHERE STREETANY CITY, ON A1A 1A1 NAMETHE COMPANY NAME INC. - COMMON 123,456,789,012.12345THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 The Board of Directors recommends you vote FORthe following:1. Election of Class I Directors for a Three-YearTerm Expiring in 2025Nominees01) Ellen B. Richstone 02) Peggy Wallace The Board of Directors recommends you vote FOR the following proposal: For Against Abstain2. Ratification of Appointment of Ernst & Young LLP as the company's Independent Registered Public AccountingFirm for 2022. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing asattorney, executor, administrator, or other fiduciary, please give fulltitle as such. Joint owners should each sign personally. All holders mustsign. If a corporation or partnership, please sign in full corporate orpartnership name by authorized officer. Investor Address Line 1Investor Address Line 2Investor Address Line 3Investor Address Line 4Investor Address Line 5John Sample1234 ANYWHERE STREETANY CITY, ON A1A 1A1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Proxy Statement and Form 10-K are available at www.proxyvote.com COGNITION THERAPEUTICS, INC.Annual Meeting of StockholdersJune 10, 2022 9:00 AM Eastern TimeThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Lisa Ricciardi and James M. O'Brien, or either of them, as proxies, eachwith the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designatedon the reverse side of this ballot, all of the shares of common stock of COGNITION THERAPEUTICS, INC. thatthe stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT onJune 10, 2022, at www.virtualshareholdermeeting.com/CGTX2022, and any adjournment or postponementthereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction ismade, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side